Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel: +1.212.859.8000 Fax: +1.212.859.4000 www.friedfrank.com

January 14, 2021
T-Mobile US, Inc.
T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, WA  98006

Ladies and Gentlemen:

We have acted as counsel to T-Mobile USA, Inc., a Delaware corporation (the “Company”), T-Mobile US, Inc., a Delaware corporation and the direct parent of the Company (the “Parent Guarantor”), the subsidiaries of the Company listed on Schedule I hereto (together with the Parent Guarantor, the “DE/NY Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-DE/NY Guarantors” and, collectively with the DE/NY Guarantors and the Parent Guarantor, the “Guarantors”), in connection with the Registration Statement on Form S-3 (File No. 333-249079) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance of $1,000,0000,000 in aggregate principal amount of the Company’s 2.250% Senior Notes due 2026 (the “2026 Debt Securities”) and the guarantees by the Guarantors thereof (the “2026 Debt Securities Guarantees”), $1,000,000,000 in aggregate principal amount of the Company’s 2.625% Senior Notes due 2029 (the “2029 Debt Securities”) and the guarantees by the Guarantors thereof (the “2029 Debt Securities Guarantees”) and $1,000,0000,0000 in aggregate principal amount of the Company’s 2.875% Senior Notes due 2031 (the “2031 Debt Securities”, and together with the 2026 Debt Securities and the 2029 Debt Securities, the “Debt Securities”) and the guarantees by the Guarantors thereof (the “2031 Debt Securities Guarantees” and, together with the 2026 Debt Securities Guarantees and the 2029 Debt Securities Guarantees, the “Debt Securities Guarantees”).  The Debt Securities and the Debt Securities Guarantees are being offered and sold in a public offering pursuant to an underwriting agreement dated January 11, 2021 by and among the Company, the Guarantors and Deutsche Bank Securities Inc. as representative of the several underwriters (the “Underwriting Agreement”).

The Debt Securities and the Debt Securities Guarantees have been issued pursuant to an indenture, dated as of April 28, 2013 (the “Base Indenture”), among the Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as heretofore supplemented, and as further supplemented by the Forty-Third Supplemental Indenture, dated as of January 14, 2021 (the “Forty-Third Supplemental Indenture”), among the Company, the Guarantors and the Trustee, with respect to the 2026 Debt Securities and the 2026 Debt Securities Guarantees, as further supplemented by the Forty-Fourth Supplemental Indenture, dated as of January 14, 2021 (the “Forty-Fourth Supplemental Indenture”), among the Company, the Guarantors and the Trustee, with respect to the 2029 Debt Securities and the 2029 Debt Securities Guarantees and as further supplemented by the Forty-Fifth Supplemental Indenture, dated as of January 14, 2021 (the “Forty-Fifth Supplemental Indenture”), among the Company, the Guarantors and the Trustee, with respect to the 2031 Debt Securities and the 2031 Debt Securities Guarantees (the Base Indenture, as heretofore supplemented and as further supplemented by the Forty-Third Supplemental Indenture, the Forty-Fourth Supplemental Indenture and the Forty-Fifth Supplemental Indenture, the “Indenture”).

Fried, Frank, Harris, Shriver & Jacobson LLP	January 14, 2021 Page 2

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company and the Guarantors, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, the Guarantors and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the following:

(a) the Underwriting Agreement;

(b) the Base Indenture;

(c) the Forty-Third Supplemental Indenture;

(d) the Forty-Fourth Supplemental Indenture;

(e) the Forty-Fifth Supplemental Indenture;

(f) the Debt Securities; and

(g) the notations of guarantee evidencing the Debt Securities Guarantees.

The documents referred to in items (a) through (g) above, inclusive, are referred to herein collectively as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, electronic or reproduction copies.  As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the statements, representations and warranties contained in the Documents, certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, the Guarantors and others and assume compliance on the part of all parties to the Documents with their respective covenants and agreements contained therein.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) all of the parties to the Documents (other than the Company and the DE/NY Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) the parties to the Documents (other than the Company and the DE/NY Guarantors) have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iii) each of the Documents has been duly authorized, executed and delivered by each of the parties thereto (other than the Company and the DE/NY Guarantors); (iv) each of the Documents constitutes a valid and binding obligation of all of the parties thereto (other than as expressly addressed in the opinions below as to the Company and the Guarantors), enforceable against such parties in accordance with their respective terms and (v) all of the parties to the Documents will comply with all of their obligations under the Documents and all laws applicable thereto, (vi) the Debt Securities have been duly authenticated and delivered by the Trustee against payment therefor in accordance with the Documents and (vii) the Debt Securities and the notations of guarantee evidencing the Debt Securities Guarantees conform to the specimens thereof examined by us.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Debt Securities constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and the Debt Securities Guarantees constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Fried, Frank, Harris, Shriver & Jacobson LLP	January 14, 2021 Page 3

We express no opinion as to the validity, binding effect or enforceability of any provision of any of the Documents:

(i)	relating to indemnification, contribution or exculpation;
(ii)
containing any purported waiver, release, variation of rights, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by the Company or the Guarantors under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions);

(iii)
related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity or binding effect of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent that the validity or binding effect of any such provision is to be considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York and applying the law of the State of New York, in each case, applying the choice of law principles of the State of New York, (c) service of process or (d) waiver of any rights to trial by jury;

(iv)	specifying that provisions thereof may be modified or waived only in writing;
(v)	purporting to give any person or entity the power to accelerate obligations without any notice to the obligor;
(vi)	specifying that any person may exercise set-off or similar rights other than in accordance with applicable law;
(vii)
relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or a forfeiture; or

(viii)	requiring that any unearned portion of the Debt Securities issued at a discount be paid upon acceleration or otherwise earlier than the stated final maturity.

We express no opinion as to the effect of any law of any jurisdiction other than the State of New York wherein any party to the Documents may be located or wherein enforcement of any Documents may be sought that limits the rates of interest legally chargeable or collectible.

We express no opinion as to any agreement, instrument or other document (including any agreement, instrument or other document referred to, or incorporated by reference in, the Documents) other than the Documents.

The opinion set forth above is subject to the following qualifications:

A.	The opinion is subject to:
(i)	bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally;
(ii)
general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

(iii)
the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

Fried, Frank, Harris, Shriver & Jacobson LLP	January 14, 2021 Page 4

B.
Provisions in the Debt Securities Guarantees and the Indenture that provide that the Guarantors’ liability thereunder shall not be affected by (i) actions or failures to act on the part of the holders or the Trustee, (ii) amendments or waivers of provisions of documents governing the guaranteed obligations or (iii) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the guaranteed obligations.  With respect to each Guarantor, we have assumed that consideration that is sufficient to support the agreements of each Guarantor under the Documents has been received by each Guarantor.

The opinion expressed herein is limited to the laws of the State of New York and to the extent relevant to the opinion expressed herein, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein.  This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K filed by the Company on the date hereof, which will be incorporated by reference in the Registration Statement and to the references to this firm under the caption “Legal Matters” in the prospectus supplements related to the Debt Securities and the Debt Securities Guarantees.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Schedule I
DE/NY Guarantors
Entity	Jurisdiction of Organization
Alda Wireless Holdings, LLC	Delaware
American Telecasting Development, LLC	Delaware
American Telecasting of Anchorage, LLC	Delaware
American Telecasting of Columbus, LLC	Delaware
American Telecasting of Denver, LLC	Delaware
American Telecasting of Fort Myers, LLC	Delaware
American Telecasting of Ft. Collins, LLC	Delaware
American Telecasting of Green Bay, LLC	Delaware
American Telecasting of Lansing, LLC	Delaware
American Telecasting of Lincoln, LLC	Delaware
American Telecasting of Little Rock, LLC	Delaware
American Telecasting of Louisville, LLC	Delaware
American Telecasting of Medford, LLC	Delaware
American Telecasting of Michiana, LLC	Delaware
American Telecasting of Monterey, LLC	Delaware
American Telecasting of Redding, LLC	Delaware
American Telecasting of Santa Barbara, LLC	Delaware
American Telecasting of Seattle, LLC	Delaware
American Telecasting of Sheridan, LLC	Delaware
American Telecasting of Yuba City, LLC	Delaware
APC Realty and Equipment Company, LLC	Delaware
Assurance Wireless of South Carolina, LLC	Delaware
Assurance Wireless USA, L.P.	Delaware
ATI Sub, LLC	Delaware
Boost Worldwide, LLC	Delaware
Broadcast Cable, LLC	Delaware
Clearwire Communications LLC	Delaware
Clearwire IP Holdings LLC	New York
Clearwire Legacy LLC	Delaware
Clearwire XOHM LLC	Delaware
Fixed Wireless Holdings, LLC	Delaware
Fresno MMDS Associates, LLC	Delaware
IBSV LLC	Delaware
Kennewick Licensing, LLC	Delaware
L3TV Chicagoland Cable System, LLC	Delaware
L3TV Colorado Cable System, LLC	Delaware
L3TV Dallas Cable System, LLC	Delaware
L3TV DC Cable System, LLC	Delaware
L3TV Detroit Cable System, LLC	Delaware
L3TV Los Angeles Cable System, LLC	Delaware
L3TV Minneapolis Cable System, LLC	Delaware
L3TV New York Cable System, LLC	Delaware
L3TV Philadelphia Cable System, LLC	Delaware
L3TV San Francisco Cable System, LLC	Delaware

Entity	Jurisdiction of Organization
L3TV Seattle Cable System, LLC	Delaware
Layer3 TV, LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Networks California, LLC	Delaware
MetroPCS Networks Florida, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
MinorCo, LLC	Delaware
Nextel Communications of the Mid-Atlantic, Inc.	Delaware
Nextel of New York, Inc.	Delaware
Nextel Retail Stores, LLC	Delaware
Nextel Systems, LLC	Delaware
Nextel West Corp.	Delaware
NSAC, LLC	Delaware
PCTV Gold II, LLC	Delaware
PCTV Sub, LLC	Delaware
People’s Choice TV of Houston, LLC	Delaware
People’s Choice TV of St. Louis, LLC	Delaware
PRWireless PR, LLC	Delaware
PushSpring, Inc.	Delaware
SFE 1, LLC	Delaware
SFE 2, LLC	Delaware
SN Holdings (BR I) LLC	Delaware
SpeedChoice of Detroit, LLC	Delaware
SpeedChoice of Phoenix, LLC	Delaware
Sprint (Bay Area), LLC	Delaware
Sprint Capital Corporation	Delaware
Sprint Communications Company L.P.	Delaware
Sprint Connect LLC	Delaware
Sprint Corporation	Delaware
Sprint Enterprise Mobility, LLC	Delaware
Sprint International Communications Corporation	Delaware
Sprint International Incorporated	Delaware
Sprint International Network Company LLC	Delaware
Sprint PCS Assets, L.L.C.	Delaware
Sprint Solutions, Inc.	Delaware
Sprint Spectrum Holding Company, LLC	Delaware
Sprint Spectrum L.P.	Delaware
Sprint Spectrum Realty Company, LLC	Delaware
TDI Acquisition Sub, LLC	Delaware
Theory Mobile, Inc.	Delaware
T-Mobile Central LLC	Delaware

Entity	Jurisdiction of Organization
T-Mobile Financial LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile PCS Holdings LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources LLC	Delaware
T-Mobile South LLC	Delaware
T-Mobile US, Inc.	Delaware
T-Mobile West LLC	Delaware
TMUS International LLC	Delaware
Transworld Telecom II, LLC	Delaware
Virgin Mobile USA – Evolution, LLC	Delaware
VMU GP, LLC	Delaware
WBS of America, LLC	Delaware
WBS of Sacramento, LLC	Delaware
WBSY Licensing, LLC	Delaware
WCOF, LLC	Delaware
Wireless Broadband Services of America, L.L.C.	Delaware
Wireline Leasing Co., Inc.	Delaware

Schedule II
Non-DE/NY Guarantors
Entity	Jurisdiction of Organization
Clear Wireless LLC	Nevada
Clearwire Hawaii Partners Spectrum, LLC	Nevada
Clearwire Spectrum Holdings II LLC	Nevada
Clearwire Spectrum Holdings III LLC	Nevada
Clearwire Spectrum Holdings LLC	Nevada
Nextel South Corp.	Georgia
SIHI New Zealand Holdco, Inc.	Kansas
Sprint Communications Company of New Hampshire, Inc.	New Hampshire
Sprint Communications Company of Virginia, Inc.	Virginia
Sprint Communications, Inc.	Kansas
Sprint Corporation	Kansas
Sprint Corporation	Missouri
Sprint eBusiness, Inc.	Kansas
Sprint Enterprise Network Services, Inc.	Kansas
Sprint eWireless, Inc.	Kansas
Sprint International Holding, Inc.	Kansas
Sprint/United Management Company	Kansas
SprintCom, Inc.	Kansas
USST of Texas, Inc.	Texas
Utelcom LLC	Kansas

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